Exhibit 10.91

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THIS NOTE, AND ANY EQUITY INTERESTS OF THE COMPANY WHICH MAY BE ISSUED UPON CONVERSION HEREOF, HAVE BEEN ACQUIRED AS AN INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR TRANSFERRED WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE ACT, AND ALL APPLICABLE STATE SECURITIES LAWS OR (ii) REGISTRATION UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
ORANGEHOOK, INC.

12% UNSECURED PROMISSORY NOTE

$750,000	June 30, 2017
Minneapolis, Minnesota

FOR VALUE RECEIVED, ORANGEHOOK, INC., a Florida corporation (the "Company"), promises to pay to the order of Whitney Peyton or his successors or assigns (the "Holder"), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000) on the Maturity Date (as defined herein) with interest thereon as indicated below.

1.       Maturity.  The Company shall pay the outstanding principal and all accrued interest thereon in full on December 30, 2017 (the "Maturity Date").
2.       Interest.  Interest shall accrue from the date hereof on the unpaid principal amount of this Note from time to time outstanding at a fixed rate of twelve percent (12%) per annum.  Interest shall be computed on the actual number of days elapsed in a 365-day year and shall not be compounded.  Beginning on August 1, 2017, and on the first of each ensuing month, the Company will make monthly interest payments in the amount of $3,500. Any remaining accrued  interest shall be payable in full on the Maturity Date.
3.       Prepayment.  This Note may be prepaid in full or in part at any time without penalty, provided that all prepayments shall be applied first to accrued interest with the balance thereof to principal.
4.       Waivers.  The Company agrees to waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
5.       Default.  The term "Event of Default" as used herein shall mean either of the following events:

a.      Failure of the Company to pay the principal amount or any accrued interest when due and within five (5) days after of the Company's receipt of written notice by the Holder.

b.      The Company voluntarily terminates operations or consents to the appointment of a receiver, trustee or similar person with respect to all or a substantial part of its assets.

c.      The Company admits its inability to pay its debts as they become due.

d.      The Company makes a general assignment for the benefit of its creditors; or

e.      The Company files a voluntary petition in bankruptcy, or a decree or other order by a court of competent jurisdiction shall have been entered adjudging the Company bankrupt or insolvent under the provisions of the United States Bankruptcy Code or applicable insolvency law or statute providing for the modification or adjustment of the rights of creditors, and such degree or order shall have continued undischarged or unstayed for a period of sixty (60) days.

If an Event of Default shall occur, the Holder may be written notice to the Company declare the entire unpaid principal amount and any interest accrued thereon due and payable immediately.
6.       No Recourse against Others.  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Note or for any claim based on, in respect of or by reason of such obligations or their creation.  The Holder, by accepting this Note, waives and releases all such liability as part of the consideration for this issue of this Note.
7.       Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and the Holder.
8.       Ranking.  This Note represents a general, unsecured obligation of the Company and will rank on parity with all other unsecured indebtedness of the Company.
9.       Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ORANGEHOOK, INC.

By: /s/  James L. Mandel
     James L Mandel
     President & Chief Executive Officer